Weinberg & Associates LLC
6812 Cherokee Drive, Baltimore, MD 21209
Phone/Fax (800) 219-4312

Mr. Danny Elbaz, CEO
The Mobile Star Corp.
53 Hanoter Street
Even Yehuda, Israel 40500

Dear Mr. Elbaz:

CONSENT OF INDEPENDENT AUDITORS

I consent to the incorporation in the Registration Statement of The Mobile Star Corp. on Form S-1 of my report on the financial statements of the Company as its registered independent auditor dated July 31, 2008, as of and for the period ended June 30, 2008. I further consent to the reference to me in the section on Experts.

Respectfully submitted,

/s/ Alan Weinberg, CPA

Baltimore, Maryland
August 12, 2008